Exhibit 10.14

Zibo Guochang MALL-Red Star Macalline Home Furnishing Mall Shop Lease and Management Service Contract -2025(026450001659)

Red Star Macalline Home Furnishing Mall Shop Lease and Management

Service Contract

Contract No.: 0264650001659

Lessor: Zibo Nanquan Business Management Co., Ltd (hereinafter referred to as "Red Star Macalline")

Registered Address: 5th Floor, No. 23 Changguo West Road, Zhangdian District

Legal representative (person in charge): Wu Zhipan

Manager: Shanghai Red Star Macalline Brand Management Co., Ltd. Zibo Branch (hereinafter referred to as "Red Star Macalline")
Registered Address: 5th Floor, No. 23 Changguo West Road, Zhangdian District, Zibo, Shandong Province
Legal Representative (Responsible Person): Wu Shiwei

Lessee: Zibo Lunsheng Commerce and Trade Co., Ltd. (hereinafter referred to as "Merchant")

Registered address: Room 4-5, No. 58 Changguo West Road, Zhangdian District, Zibo City, Shandong Province

Legal representative (person in charge): Wang Chenglin

Legal representative (person in charge) ID No.: [*]

Authorized representative:

ID card number of authorized representative:

In accordance with relevant laws and administrative regulations, and following the principles of equality, voluntariness, fairness, and good faith, Red Star Macalline has reached a consensus through consultation to provide commercial services such as market management, marketing, promotion, and training based on the operation of the Zibo Guochang MALL Shopping Mall booth to merchants.

Part One Special Terms and Conditions

Article 1 Booth Number, Location, and Purpose

1.1 The booth number, location, and brand category information provided to merchants for business purposes are as follows:

Serial number	Position number	Manage brand	Business Series	category	Booth location
1	10100-AF01-T8-247457	Siemens	Siemens	Electrical Appliances>Kitchen Appliances>Integrated kitchen	Comprehensive Hall First Floor - Bathroom Area
2	10100-AF01-T8-208646	Siemens	Siemens	Electrical Appliances>Kitchen Appliances>Integrated kitchen	First Floor - Bathroom Area A8017, A8018
3	10100-AF01-T8-247458	Siemens	Siemens	Electrical Appliances>Kitchen Appliances>Integrated kitchen	Comprehensive Hall First Floor - Bathroom Area

Article 2 Billing Quantity

2.1	After joint measurement by all parties, the actual measured area of the booth is 384.225 square meters. The measurement results are shown in Annex 1 "Booth Plan" of this contract. The booth billing sharing coefficient is 1.56. For the convenience of calculation, under the unified use of the unit price agreed in this contract, this booth (including shared corridors, building pillars, public health facilities, and other shared areas) the equivalent billing quantity is 599.39 square meters.

Article 3 Display Service Fee and Payment

3.1	Merchants should pay a booth display service fee (hereinafter referred to as "display service fee") to Red Star Macalline in each payment cycle. Red Star Macalline provides services including market management, product quality supervision, brand management, etc. based on the display service fee it charges. Please refer to the general terms and conditions of this contract for details.

Zibo Guochang MALL-Red Star Macalline Home Furnishing Mall Shop Lease and Management Service Contract -2025(026450001659)

3.2	The payment method for display service fees shall be executed in a fixed manner.

3.2.1 The unit price of display service fee shall be executed in the following manner:

Serial number	Starting date (year/month/day)	Deadline (Year/Month/Day)	Rent fee unit price (yuan/square meter/Month)
1	2025.06.30	2028.06.30	25

3.2.2 The unit price of marketing promotion expenses shall be implemented in the following manner:

Serial number	Starting date (year/month/day)	Deadline (Year/Month/Day)	Unit price of marketing promotion expenses (yuan per square meter per month)
1	2025.06.30	2028.06.30	5

3.2.3 The unit price of the management fee is implemented as follows:

Serial number	Starting date (year/month/day)	Deadline (Year/Month/Day)	Management fee unit price (yuan per square meter per month)
1	2025.06.30	2028.06.30	20

3.3	The Lessor authorizes the financial personnel of Red Star Macalline to collect the rent and marketing promotion fees on its behalf. According to the previous entrusted construction, decoration and operation contract (or a contract of similar nature, hereinafter referred to as the "Entrusted Management Contract") signed by the Lessor (or its affiliated party) and Red Star Macalline (or its affiliated party), Red Star Macalline has the right to directly collect a portion of the rent and marketing promotion fees from the Lessee as the entrusted management fee (or a fee of similar nature, hereinafter referred to as the "Entrusted Management Fee") and other fees that the Lessor should pay under the Entrusted Management Contract. Such portion of the rent and marketing promotion fees shall be paid to the account of Red Star Macalline (or its affiliated party). The Lessor shall still issue invoices to the Lessee for the rent and marketing promotion fees as stipulated in Article 3.2.

3.4	The tenant shall pay the first installment of rent, marketing promotion fee and management fee on the date of signing this contract. Thereafter, the tenant shall pay the next installment of rent, marketing promotion fee and management fee 15 days before each payment cycle (if it falls on a non-working day, it shall be advanced to the previous working day).

3.5	Red Star Macalline has the right to uniformly manage the cashiering in the shopping mall, including centralized cashiering at the mall's cashier counters and distributed cashiering in the tenants' exhibition halls. The tenant shall cooperate with the cashiering by the Red Star Macalline and other cashiering methods designated by the Red Star Macalline. The settlement cycle between the Red Star Macalline and the tenant for the unified cashiering of the goods payment through legal means is 7 days. The settlement shall be made within 2 days after each settlement cycle (non-working days shall be postponed to the next working day). The name of the tenant's settlement account for the goods payment shall be consistent with the name of the tenant's signing entity as stipulated in this contract.

Article 4 Lease Term, Payment Cycle, and Invoice Information

4.1	The service period is from June 30, 2025 to June 30, 2028. Red Star Macalline shall deliver the booth to the merchant on the service commencement date. The delivery status and corresponding facilities and equipment list are shown in Annex 2 "Handover List" of this contract. The handover list shall be signed and confirmed by representatives of all parties at the time of booth delivery.

4.2	The start date for rent and marketing promotion fees is June 30, 2025; the start date for management fees is June 30, 2025.

4.3	The payment cycle for display service fees is three months.

4.4	If a merchant has the qualification of a general taxpayer and requires Red Star Macalline to issue value-added tax special invoices for the display service fees they collect, they should provide Red Star Macalline with the following value-added tax special invoice invoicing information:

Company Name: Zibo Lunsheng Trading Co., Ltd

Unified Social Credit Code/Taxpayer Identification Number: [*]

Registered Address: Room 4-5, No. 58 Changguo West Road, Zhangdian District, Zibo City, Shandong Province

Contact Phone: [*]

Bank account number: [*]

Bank of Deposit: [*]

If there is a unified social credit code on the business license, fill in the unified social credit code; if no, please provide the taxpayer identification number on the tax registration certificate.

Merchants shall be responsible for the completeness and accuracy of the above invoice information. If Red Star Macalline is unable to issue value-added tax special invoices to merchants in a timely manner due to incomplete or incorrect information, Red Star Macalline shall not be held responsible.

Zibo Guochang MALL-Red Star Macalline Home Furnishing Mall Shop Lease and Management Service Contract -2025(026450001659)

4.5	If the relevant tax rates or rates of this contract are adjusted by the state or the location of the shopping mall, the amount payable by the lessee shall be adjusted simultaneously by the same margin.

Article 5 Deposit

5.1	The merchant shall pay a deposit to Red Star Macalline on the day of signing this contract, of which: the deposit for the use of the booth is to be determined in yuan; Quality guarantee deposit of 60,000 yuan; Service deposit to be determined in yuan; The security deposit for telecommunications facilities is to be determined yuan; The security deposit for the decoration project is to be determined yuan. The booth usage deposit, quality deposit, service deposit, and telecommunications facility deposit are collectively referred to as the "performance deposit"; all types of deposits are collectively referred to as the "deposit".

5.2	The merchant irrevocably agrees that if the parties to this contract sign two or more display contracts, when Red Star Macalline deducts the quality guarantee deposit according to any one of the display contracts, if the balance of the quality guarantee deposit under that contract is insufficient, Red Star Macalline has the right to deduct the quality guarantee deposit under other display contracts, without being limited by the contract to which the relevant quality guarantee deposit belongs. The aforementioned deduction shall not be deemed as a waiver of the merchant's security deposit related obligations under any display contract.

5.3	After the termination of this contract, on the premise that the merchant's quality guarantee deposit standard under this contract remains unchanged, Red Star Macalline has the right to re allocate the quality guarantee deposit balance under each display contract signed by the parties to this contract and require the merchant to make up for the quality guarantee deposit under each display contract in accordance with the Red Star Macalline quality guarantee deposit calculation rules disclosed to the merchant. After the aforementioned conditions are met and three years have passed from the date of termination of this contract, if the merchant has no outstanding customer complaints and there is still a balance of the quality guarantee deposit under this contract, Red Star Macalline shall return the balance of the quality guarantee deposit under this contract to the merchant without interest. The specific amount and time of return shall be determined by the quality guarantee deposit statement issued by Red Star Macalline.

5.4	If the parties to this contract reach an intention to renew this contract, the balance of the quality guarantee deposit under this contract will be transferred to the new display contract renewed by all parties without interest, and the merchant shall make up for the guarantee deposit. The merchant's obligations under this contract include quality assurance, customer complaint handling, etc Continue accordingly.

Article 6 Decoration

6.1	The merchant shall complete the decoration of the booth floor, walls, ceilings, door heads, lighting fixtures, etc. between June 30, 2025 and June 30, 2028, with a sample loading rate of over 80% and complete the removal of fences to ensure that the overall business atmosphere of the mall will not be affected. The merchant shall also pay a garbage removal fee of undetermined yuan to Red Star Macalline on the day of signing this contract. If a merchant violates this agreement, Red Star Macalline has the right to require the merchant to rectify within a specified period of time, and the merchant shall bear the resulting breach of contract liability and expenses.

Article 7 Other Fees

7.1	The electricity fee that merchants should pay shall be charged according to the guidance price of the price department of each province or city where the mall is located, and the unit price of electricity fee is undetermined yuan/kWh.The electricity consumption and losses of related shared facilities will be charged according to the allocation method, with a unit price of undetermined yuan/month/square meter; If the electricity price in the location of the shopping mall is adjusted due to a price adjustment by the power supply department, the electricity payable by the merchant should be adjusted by the same amount at the same time.

7.2	Red Star Macalline provides consulting services, technical support, and daily services for electrical facilities and equipment, and charges service fees at a unit price of undetermined yuan/month/square meter.

7.3	Merchants should pay the air conditioning fee (excluding electricity), with a unit price of undetermined yuan/month/square meter.

7.4	Merchants should pay electricity bills, shared facility electricity and loss fees, and service fees to Red Star Macalline. Red Star Macalline can provide air conditioning services to merchants according to their actual business needs, and merchants should pay air conditioning fees to Red Star Macalline during the period when Red Star Macalline provides air conditioning services.

(1)	The lessee shall pay the electricity bill, electricity usage and wear and tear charges for the shared facilities, and service fees to Red Star Macalline. Red Star Macalline may provide air conditioning services to the lessee based on actual business needs. The lessee shall pay the air conditioning fee to Red Star Macalline during the period when Red Star Macalline provides air conditioning services.

(2)	The lessee shall pay the lessor the electricity bill, the electricity usage and loss charges for common facilities, and the service fee. The lessor may provide air conditioning services to the lessee based on actual business needs. During the period when the lessor provides air conditioning services, the lessee shall pay the air conditioning fee to the lessor. Electricity charges, electricity usage and loss fees for shared facilities, service fees and air conditioning fees will be collected by Red Star Macalline on behalf of the client.

Zibo Guochang MALL-Red Star Macalline Home Furnishing Mall Shop Lease and Management Service Contract -2025(026450001659)

(3)	The lessee shall pay the lessor the electricity bill, the electricity usage and loss charges for common facilities, and the service fee. The lessor may provide air conditioning services to the lessee based on actual business needs. During the period when the lessor provides air conditioning services, the lessee shall pay the air conditioning fee to the lessor. Electricity charges, electricity usage and loss fees for shared facilities, service fees and air conditioning fees shall be collected by the lessor on its own.

Article 8 Payment Information

8.1 Red Star Macalline Payment Information:

Rental collection account:

Account Name: [*]

Bank account number: [*]

Account for receiving marketing promotion fees:

Account Name: [*]

Bank Name: [*]

Bank account number: [*]

8.2 Red Star Macalline Payment Information:

Account Name: [*]

Bank Name: [*]

Bank account number: [*]

Article 9 Payment Deduction

9.1	If the merchant fails to pay any amount as stipulated in this contract (including but not limited to exhibition service fees, booth usage deposits, decoration project deposits, liquidated damages, etc.), the merchant shall pay a late payment penalty of 0.3% of the unpaid amount per day. Starting from the day after the latest payment deadline of the merchant, the merchant agrees and authorizes Red Star Macalline to deduct the corresponding amount from the merchant's payment on its own or designate a third party. If it is not possible to deduct the amount from the merchant's payment, the shortfall after deduction must still be made up by the merchant.The parties agree that Red Star Macalline or designated third parties have the right to deduct the outstanding payments from merchants in the following order: 1. Quality guarantee deposit; 2. Deposit for booth usage; 3. Display service fee; 4. Service deposit, telecommunications facility deposit, decoration project deposit, service fee, air conditioning fee; 5. Penalty for breach of contract. The expenses in the same deduction order are not in any particular order. If there are other expenses that need to be deducted, the actual deduction order of Red Star Macalline or designated third parties shall prevail.

9.2	If the merchant violates any provisions of this contract (including but not limited to special terms, general terms, and all attachments) and is required to pay a penalty to Red Star Macalline, the merchant agrees and authorizes Red Star Macalline to deduct the corresponding amount from the merchant's payment on its own or designate a third party. The shortfall after deduction must still be made up by the merchant.

Article 10 Price Restrictions and Return Services for Goods

10.1	Merchants should reasonably determine the price of goods, and in the process of quoting and actual sales, there should be no illegal or irregular price behaviors such as price fraud, high price and low discount. If a merchant needs to adjust the price of a product on sale due to special reasons, they must obtain approval from Red Star Macalline before making the adjustment, and in principle, only up to five discounted products are allowed.

10.2	Red Star Macalline implements a 30 day no reason return policy to provide customers with return services.

Article 11 Special Agreements

11.1	Prior to the signing of this contract, the merchant has been informed that Red Star Macalline has respectively mortgaged the subject matter of this display contract to (mortgagee) on [date] and [date], and has completed the mortgage registration procedures. The mortgagee has priority compensation rights for the leased subject matter. After the effective signing of this contract, if the realization of the mortgage right by the mortgagee results in the inability to continue performing this contract, it does not constitute a breach of contract.

Article 12 Contract Composition

12.1	The special terms, general terms, and attachments of this contract are all integral parts of this contract and have equal legal effect.

Article 13 Adequate Interpretation and Understanding

13.1	At the time of signing this contract, Red Star Macalline has fully explained and explained all terms to the merchant, its authorized representative, and handling personnel. The merchant, its authorized representative, and handling personnel have fully understood and agreed to all terms of this contract, including but not limited to special terms, general terms, and all attachments.

Article 14 Amendment, Termination, and Termination of the Contract

14.1	Any changes to this contract must be agreed upon by all parties through consultation, and supplementary legal documents related to the changes must be signed, and must be stamped with the official seal of Red Star Macalline before taking effect.

Zibo Guochang MALL-Red Star Macalline Home Furnishing Mall Shop Lease and Management Service Contract -2025(026450001659)

14.2	The merchant specifically agrees that without a special written authorization letter issued by Red Star Macalline to the merchant, Red Star Macalline staff have no right to make any changes to the commitments, guarantees or actions stipulated in this contract on behalf of Red Star Macalline. The merchant fully understands and agrees to this at the time of signing this contract.

14.3	During the contract period, if the merchant needs to terminate the contract in advance, they must notify Red Star Macalline in writing one months in advance, pay a penalty equivalent to the display service fee for the one months before the withdrawal, and other fees that should be paid in full according to the contract to Red Star Macalline. Only with the consent of Red Star Macalline and the completion of all withdrawal procedures can they withdraw from the booth.

14.4	Except for the provisions of Article 14.3, other matters related to the termination and rescission of the contract shall be executed by the parties in accordance with the general terms and conditions of the contract and the relevant provisions of the annexes.

Article 15 Dispute Resolution

15.1	Any disputes arising during the performance of this contract shall be resolved through friendly negotiation between the parties. If negotiation fails, either party may file a lawsuit with the people's court in the location of the shopping mall.

Article 16 Notice and Delivery

16.1	Written documents to Red Star Macalline should be notified and delivered to:

Contact Name: Zibo Nanquan Commercial Management Co., Ltd.

Address: [*]

Contact number: [*]

16.2	Written documents to Red Star Macalline shall be notified and delivered to:

Contact Name: Shanghai Hongxing Meikailong Brand Management Co., Ltd. Zibo Branch Company

Contact Adress: [*]

Contact Number: [*]

16.3	Merchant confirmation: The above delivery method is applicable to the service period stipulated in the booth rental contract and three years after the expiration of the contract, as well as to various dispute resolution stages, including but not limited to first instance, second instance, retrial, execution procedures, supervision procedures, etc. At the same time, to ensure the accuracy and effectiveness of the delivery address, if the merchant provides an inaccurate address or fails to inform the updated address in a timely manner, resulting in the inability or delay of Red Star Macalline's notifications and legal documents to be delivered, the merchant shall bear the legal consequences that may arise from this.

The lessee confirms that any of the following methods of delivery shall be acceptable:

(1) Delivery by mobile text message or WeChat.

Delivery mobile phone number:[*]; Mobile phone number holder: Wang Xiaolin;

Delivered WeChat ID:[*]; WeChat ID holder: Wang Xiaolin;

(2) Email delivery

The E-mail address is:[*]; Email Holder: Wang Xiaolin;

(3) Mailing to the lessee's place of residence, habitual residence or the following mailing address

The mailing address is:[*]; Recipient: Wang Xiaolin ;

Recipient's contact number:[*];

The lessee confirms that the above-mentioned delivery method shall be applicable during the lease term stipulated in the booth lease contract and for three years after the expiration of the contract, as well as in all stages of dispute resolution, including but not limited to the first instance, second instance, retrial, enforcement procedure, and urging procedure. At the same time, to ensure the accuracy and validity of the delivery address, if the address provided by the lessee is inaccurate or the lessee fails to promptly inform of the changed address, resulting in the failure or delay of the delivery of notices and legal documents from the lessor and Red Star Macalline, the lessee shall bear the possible legal consequences arising therefrom on its own.

Article 17 Effectiveness

17.1	This contract shall come into effect as of the date when it is signed by all parties (with the official seal of a legal person or other organization; with the signature of a natural person). It is made in triplicate, with each party holding one copy, all of which have the same legal effect.

(No text below)

Lessor (Official Seal):/seal/	Management party (Official Seal):/seal/	Lessee(Official Seal):/seal/
Legal representative (person in charge) or authorized representative:/s/	Legal representative (person in charge) or authorized representative:/s/	Legal representative (person in charge) or authorized representative:/s/
Date of signature: 2025.5.28	Date of signature: 2025.5.28	Date of signature: 2025.5.28